                                                                    EXHIBIT 10.1


                         MILCAP ACQUISITION AGREEMENT


     This Acquisition Agreement is dated this 19/th/ day of December, 1997, and is executed by and among Private Media Group, Inc., a Nevada Corporation, U.S.A. (hereinafter referred to as "PRVT") and Milcap Media Limited, Cyprus, the owner of Milcap Publishing Group AB, Sweden, Milcap Media Group SL, Spain, Legolas Srl, Italy, AB Normcard, Sweden, and Private France SA, France, either directly or indirectly (hereinafter collectively referred to as "MILCAP" or individually as "subsidiaries").

     WHEREAS, the parties hereto desire that PRVT acquire all of the issued and outstanding stock and ownership of Milcap Media Limited in exchange for stock in PRVT; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the others as an inducement to the transaction; and

     WHEREAS, the parties hereto intend that this transaction qualify as a tax-free reorganization under Section 368 of the U.S. Internal Revenue Code of 1954, as amended, and related provisions thereunder or another applicable section;

     NOW, THEREFORE, in consideration of the premises of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:


ARTICLE I. EXCHANGE

     PRVT and MILCAP agree and acknowledge as follows:

(a) SHARE OF MILCAP. Subject to the terms and conditions herein, on or before January 30, 1998, MILCAP will have used its best effort to cause shareholders of MILCAP holding its outstanding shares to endorse and deliver to an escrow agent, selected by MILCAP, their shares.

(b) SHARES OF PRVT. On or before January 30, 1998, PRVT shall issue and deliver to the escrow agent, 7,000,000 new Convertible Preferred Shares, as described below, and 175,000 common stock purchase warrants as described below (collectively the "PRVT Securities"). On the Final Closing Date (defined below), the Escrow Agent shall deliver the MILCAP shares to PRVT and shall deliver the PRVT Securities to the shareholders of MILCAP (collectively, the "Stock Exchange").

(c) DESCRIPTION OF PREFERRED SHARES. Each share of the newly designated Preferred shares to be issued pursuant to this agreement shall be designated as $4.00 Series A Convertible Preferred stock, and shall provide for a 5% annual stock dividend to be paid quarterly in common shares, at the average closing price of common shares for the twenty

     (20) consecutive days prior to the quarterly record date, as reported by NASDAQ or NASD BB. Each preferred share shall be convertible at any time into common shares, on a one for one basis and, in addition, at any time the common stock of PRVT has a closing price, as reported by NASDAQ or NASD BB, of less than $4.00 per share for twenty (20) consecutive days, the preferred stock may be converted, at the option of the holder thereof, into common stock at a 20% discount to the five (5) day average closing price, as reported by NASDAQ or NASD BB, prior to the date of conversion. The preferred stock shall be substantially in the form agreed upon by the parties before January 30, 1998.

(c) DESCRIPTION OF COMMON STOCK WARRANTS. Each of the common stock warrants to be issued pursuant to the terms of this Agreement shall be exercisable at any time between the date of issue and December 31, 2000, shall have an exercise price of $4.00 per share, and shall be in the form agreed upon by the parties before January 30, 1998.


ARTICLE II. REPRESENTATIONS AND COVENANTS OF MILCAP

      MILCAP represents and warrants to PRVT, at the date and on the Interim Closing Date (defined below) and the Final Closing Date (defined below) as follows:

(a) ORGANIZATION. Milcap Media Limited, Cyprus, and each of the directly or indirectly wholly owned subsidiaries is duly organized and validly existing in good standing under the laws of the country of each company and, it is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted.

(b) CAPITALIZATION. The authorized and the issued capital stock of MILCAP is listed on Exhibit I hereto and Exhibit II hereto contains a complete and accurate list of all of the Shareholders and the number of shares held by each free and clear of all liens, encumbrances and claims of every kind. Each share is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any shareholder. All options, warrants, calls or commitments of any kind, if any, obligations if any of MILCAP, to issue any of its capital stock, are listed on Exhibit I hereto.

(c) FINANCIAL STATEMENTS. MILCAP shall deliver to PRVT, on or before January 30, 1998 consolidated audited financial statements through December 31, 1996 and consolidated unaudited financial statements for the nine months ending September 30, 1997. Except as and only to the extent expressly disclosed, such consolidated financial statements will have been prepared in accordance with generally accepted accounting principles in the country of each company, applied on a consistent basis throughout the periods indicated and will present fairly the financial condition of MILCAP and its subsidiaries.

(d) PERMITS. MILCAP shall deliver to PRVT, on or before January 30, 1998, an accurate list and summary description of all permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights of a material nature owned or held by MILCAP and its subsidiaries.

(e) CONTRACTS. MILCAP shall deliver to PRVT, on or before January 30, 1998, a complete list of all material contracts and agreements to which MILCAP and its subsidiaries are a party or by which it or any of its property is bound.

(f) BANKS. MILCAP shall deliver to PRVT, on or before January 30, 1998, an accurate list showing, as of the Closing Date:

     (1) the name of each bank, broker, or other financial institution with which MILCAP and its subsidiaries have accounts or safe deposit boxes; and

     (2) the names in which the accounts or boxes are held; and

     (3) the names of each person authorized to draw thereon or have access thereto.

(g) VIOLATIONS, SUITS, ETC. MILCAP shall deliver to PRVT, on or before January 30, 1998, an accurate complete list of all claims, actions, suits or proceedings instituted, filed, or threatened presently against or affecting MILCAP and its subsidiaries, at law or in equity, or before or by any state, municipal or other governmental department or court, commission, board, bureau, agency or instrumentality wherever located, if any.

(h) TITLE. MILCAP warrants that it has good and marketable title to all properties, assets and leasehold estates, real and personal, owned and used in its business, and which is material to the operation of that business, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for: (A) liens for current taxes and assessments not in default; and (B) liens arising by operation of law of which MILCAP and its subsidiaries have no knowledge of any such liens existing.

(i) EXECUTION OF AGREEMENT. To the knowledge and belief of MILCAP, the execution of this Agreement will not violate or breach any agreement, contract, or commitment to which MILCAP and its subsidiaries are a party. MILCAP is duly authorized to execute this Agreement and all actions required by law and agreements, charters and bylaws to properly and legally execute this Agreement have been taken.

(j) TAXES. MILCAP warrants, that at the time of closing, MILCAP and its subsidiaries will not have any outstanding due and payable tax liability, whatsoever, including, without limiting the generality of the foregoing, national or state corporate tax.

ARTICLE III.  OBLIGATIONS OF MILCAP AND THE SHAREHOLDERS PRIOR TO CLOSING

     MILCAP hereby covenants, warrants and agrees that between the date of this Agreement and the Final Closing Date, or the termination of this Agreement, whichever occurs first:

     (1) It will afford to the Officers and authorized representatives of PRVT access to the plants, properties, books and records of MILCAP and it will furnish to PRVT such additional financial and operating data and other information as to the business and properties of MILCAP as PRVT may from time to time reasonably request.

     (2) It will cooperate with PRVT, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. PRVT will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as PRVT may be required to disclose to any governmental agency or to provide current information to the public, its shareholders, or its market makers) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to MILCAP or the Shareholders or in violation of any federal or state statute.

     (3) MILCAP and its subsidiaries will:

           (a) carry on their business in substantially the same manner as it presently does; and

           (b) maintain their properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted; and

           (c) perform all of their material obligations under agreements relating to or affecting their assets, properties and rights, if any; and

           (d) keep in full force and effect present insurance policies or other comparable insurance coverage, if any; and

     (4) MILCAP and its subsidiaries will not, without the prior written consent of PRVT:

           (a) make any change in their Articles of Incorporation; or

           (b) issue any securities, which, however, shall not prevent MILCAP from issuing new share certificates in exchange for old share certificates due to changes among the Shareholders prior to the Final Closing Date; or

           (c) declare or pay any dividend or make any distribution in respect of their stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their stock; or

           (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business; or

           (e) increase the compensation payable or to become payable to any Officer, employee or agent, or make any bonus payment to any such person; or

           (f) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; or

           (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business; or

           (h) merge or consolidate or agree to merge or consolidate with or into any other corporation.


ARTICLE IV. REPRESENTATIONS AND COVENANTS OF PRVT

     PRVT represents and warrants to MILCAP at the date hereof and on the Interim Closing Date and the Final Closing Date as follows:

(a) ORGANIZATION. PRVT is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and it is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted. The character and location of the assets now owned or regularly leased by PRVT in the conduct of its business and the nature of the business as now transacted by it does not require qualification as a foreign corporation in any jurisdiction.

(b) CAPITALIZATION. The authorized capital stock PRVT consists solely of 50,000,000 shares of common stock with a par value of $.001 per share, of which 543,668 shares are issued and outstanding at 10,000,000 shares of Preferred stock with a par value of $.001 per share, none of which are outstanding. Each share of stock of PRVT is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any Shareholder. No option, warrant, call or commitment of any kind obligating PRVT to issue any of its capital stock exists, except as indicated on Exhibit III hereto. PRVT represents and warrants that the holders of the 38,000 common stock warrants will exercise these warrants on or prior to March 3, 1998 at a price of not less than $4 per share.

(c)  FINANCIAL STATEMENTS. PRVT shall deliver to MILCAP, on or before January30,

     1998, copies of the following financial statements of PRVT. Audited Financial Statements for the fiscal years ending March 31, 1997, 1996, 1995, 1994, 1993, 1992 and unaudited financial statements through October 31, 1997. Except as and only to the extent expressly disclosed on a statement signed by the preparer of such financial statements, such financial statements will have been prepared in accordance with generally accepted accounting principles, applied on consistent bases throughout the periods indicated and will present fairly the financial condition of PRVT as of the dates indicated thereon.

(d) ACCOUNT RECEIVABLES. PRVT shall deliver to MILCAP, on or before January 30, 1998, an accurate list as of the most recent Balance Sheet Date of the accounts and notes receivable of PRVT, if any.

(e) PERMITS. PRVT shall deliver to MILCAP, on or before January 30, 1998, an accurate list and summary description as of the most recent Balance Sheet Date of all permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights of a material nature owned or held by PRVT, if any.

(f) CONTRACTS. PRVT shall deliver to MILCAP, on or before January 30, 1998, an accurate complete list as of the most recent Balance Sheet Date of all material contracts and agreements to which PRVT is a party or by which it or any of its property is bound, if any.

(g) EMPLOYEE BENEFITS. PRVT shall deliver to MILCAP, on or before January 30, 1998, an accurate complete list from its inception or from the inception of any predecessor of pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements, if any.

(h) BANKS. PRVT shall deliver to MILCAP, on or before January 30, 1998, an accurate list showing, as of the Closing Date:

     (1) the name of each bank, broker, or other financial institution with which PRVT has accounts or safe deposit boxes; and

     (2) the names in which the accounts or boxes are held; and

     (3) the names of each person authorized to draw thereon or have access thereto.

(i) VIOLATIONS, SUITS, ETC. PRVT shall deliver to MILCAP, on or before January 30, 1998, an accurate complete list of all claims, actions, suits or proceedings instituted, filed, or threatened presently against or affecting PRVT, at law or in equity, or before or by any federal, state, municipal or other governmental department or court, commission, board, bureau, agency or instrumentality wherever located, if any. To the best of the knowledge of PRVT there are no actions, suits, proceedings pending against PRVT which could involve the possibility of any materially adverse judgment or ruling against or liability of PRVT which could affect the assets or the business of PRVT.

(j) TITLE. To the knowledge and belief of PRVT, PRVT has good and marketable title to all properties, assets and leasehold estates, real and personal, owned and used in its business, and which is material to the operation of that business, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for: (A) liens for current taxes and assessments not in default; and (B) lien arising by operation of law of which PRVT has no knowledge of any such liens existing.

(k) EXECUTION OF AGREEMENT. To the knowledge and belief of PRVT, the execution of this Agreement will not violate or breach any agreement, contract, or commitment to which PRVT is a party. The Officers of PRVT are duly authorized to execute this Agreement and have taken all action required by law and agreements, charters and bylaws to properly and legally execute this Agreement.

(l) TAXES. PRVT warrants, that at the time of closing, PRVT will not have any outstanding due and payable tax liability, whatsoever, including, without limiting the generality of the foregoing, federal, national, or state corporate tax.

(m) NO MATERIAL CHANGE. There has been no material adverse change in the financial condition, business or properties of PRVT since October 31, 1997.

(n) NO UNDISCLOSED LIABILITIES. PRVT does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the October 31, 1997 Balance Sheet or PRVT, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since October 31, 1997 which do not exceed $25,000 in total.

(o) FULL DISCLOSURE. No representation or warranty made by PRVT in this Agreement or in any exhibit or schedule delivered by PRVT to CINECRAFT pursuant hereto, contains or will contain an untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

(p) BOARD OF DIRECTORS. The entire Board of Directors of PRVT constitutes one director, Mr. Alfredo Villa. The size of the Board shall not be increased during the term of this Agreement, except pursuant to this Agreement or the Cinecraft Agreement.


ARTICLE V. OBLIGATIONS OF PRVT PRIOR TO CLOSING

     PRVT hereby covenants, warrants and agrees that between the date of this Agreement and the Final Closing Date or the termination of this Agreement, whichever occurs first:

     (1) It will afford to the Officers and authorized representatives of MILCAP access to the plants, properties, books and records of PRVT and will furnish to MILCAP such additional financial and operating data and other information as to the business and properties of PRVT as MILCAP may from time to time reasonably request.

     (2) It will cooperate with MILCAP, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. MILCAP will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as MILCAP may be required to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to PRVT or in violation of any federal or state statute.

     (3) PRVT will:

           (a) carry on its business in substantially the same manner as prior to this agreement; and

           (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted; and

           (c) perform all of its material obligations under agreements relating to or affecting its assets, properties and rights, if any; and

           (d) keep in full force and effect present insurance policies or other comparable insurance coverage, if any; and

     (4) PRVT shall not, without the prior written consent of MILCAP:

           (a) make any change in its Articles of Incorporation; or

           (b) issue any securities, except as is provided for in Exhibit E; or

           (c) issue any securities, except as contemplated in the Acquisition Agreement with CINECRAFT

           (d) declare or pay any dividend or make any distribution in respect of their stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their stock; or

           (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business; or

           (f) increase the compensation payable or to become payable to any

           Officer, employee or agent, or make any bonus payment to any such person; or

           (g) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; or

           (h) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business; or

           (i) merge or consolidate or agree to merge or consolidate with or into any other corporation, except for whatever will be contemplated in the Acquisition Agreement with CINECRAFT


ARTICLE VI. OBLIGATIONS OF BOTH PARTIES PRIOR

(a) SHAREHOLDERS MEETING. If required by law or determinated advisable by legal counsel, either or both of the parties hereto shall, as soon as practical after the signing of this Agreement, call a shareholders meeting of the party and recommend all matters necessary to consummate the acquisition contemplated by and between the parties.

(b) BEST EFFORTS. Subject to Article IX, the parties will use their reasonable best efforts to cooperate in all manners necessary to consummate the transaction contemplated herein on a timely basis.

(c) EXCLUSIVITY. During the term of this Agreement, neither PRVT nor MILCAP will enter into or continue negotiations with any third party for the sale of the stock and assets of either party, nor any other negotiations that might or would conflict or otherwise affect this Agreement, except for whatever will be contemplated in the Acquisition Agreement with CINECRAFT.

(d) DISCLOSURE OF INFORMATION. The data and information coming into the possession of any party to this Agreement which is otherwise not publicly known shall be deemed strictly confidential and shall not be disclosed to any third person, whether orally or in writing, including the media, without the prior written consent of the parties to this Agreement. This prohibition shall not prevent any party to this Agreement from making such disclosures as are required by virtue of any law to which it is subject or by any regulatory bodies having jurisdiction and specifically does not apply to news releases that any party is required to make. A copy of a news release that contains information about the intentions set out herein shall be provided to all parties at least three (3) business days prior to the issue of the news release. Notwithstanding anything to the contrary contained herein, PRVT shall not issue any press releases without the prior approval of MILCAP. Nothing in this paragraph shall prevent a party from furnishing to any entity with which it is in good faith negotiating in furtherance of its obligations contemplated herein, such information as may reasonably be required by such entity.


ARTICLE VII. SECURITIES LAWS AND RESALE OF SHARES

(a) UNDERWRITER STATUS. The Shareholders of MILCAP have been informed that they may be deemed to be "underwriters" under the Securities Act of 1933 (hereinafter the "Securities Act"), and are required to comply with the requirements of the Securities Act, the Securities Exchange Act of 1934 (hereinafter the "Exchange Act"), various rules and regulations of the Securities and Exchange Commission (hereinafter the "Commission") and state securities laws in connection with any offer or transfer of the stock of PRVT. PRVT has no obligation under the securities laws or under this Agreement to register the stock of the surviving company or to register the shares of stock of PRVT to be delivered pursuant to this Agreement with any state or federal agency or to provide a prospectus for any offer or transfer thereof by the Shareholders, except as set forth in Article VIII below.

(b) SECURITIES ACT RESTRICTIVE LEGEND. Until registration, each preferred certificate representing stock of PRVT issue pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

     These securities have not been registered with the Securities and Exchange Commission under the Securities Act of 1933 and have been sold in reliance upon the exemption from registration contained in Section 4(2) of such Act. The offer and transfer of the shares represented by this certificate are subject to compliance with the Securities Act of 1933, the Securities Exchange Act of 1934, rules and regulations of the Securities and Exchange Commission and state securities laws, rules and regulations, and no transfer of the shares represented by this certificate shall be valid or effective unless made in accordance therewith.


ARTICLE VIII. REGISTRATION OF SHARES AND NASDAQ LISTING

(a) REGISTRATION OF COMMON SHARES OF PRVT. PRVT will use its best efforts to take all necessary actions to ensure the registration (the "Exchange Act Registration") of the common shares of PRVT under the U.S. Securities Exchange Act of 1934, said registration to become effective as soon as possible after the Interim Closing Date, to ensure that PRVT will become a fully reporting company, as said term is generally known under the U.S. Securities Exchange Act of 1934 (the "Exchange Act").

(b) NASDAQ LISTING. Contemporaneously with registration of the shares of PRVT under the Exchange Act, PRVT will use its best efforts to ensure the listing of the PRVT shares on the NASDAQ Small Cap Market or, if appropriate, the NASDAQ National Market System.

(c) COOPERATION OF PARTIES. Both parties recognize that the aforementioned registrations will require that the parties provide for such registration substantial information about the operations of the parties, the history of the parties, the identity of officers and directors and audited financial statements prepared in accordance with U.S. requirements. The parties agree to cooperate in all manners necessary to provide the information to cause the aforementioned registrations to be completed.

(d) PREPARATION OF DOCUMENTS. The preparation and filing of PRVT of all necessary registration documents and filing with the U.S. federal and state securities authorities in order to effect the Exchange Act Registration and the Securities Act Registration and the preparation and filing with NASDAQ of the Listing Application shall be performed by counsel and independent public accountants chosen by MILCAP and agreed by PRVT under MILCAP's supervision at PRVT's expense will the full cooperation of the officers, directors, attorneys and independent public accountants of PRVT and MILCAP.


ARTICLE IX. CONDITIONS PRECEDENT AND RIGHT OF TERMINATION

(a) CONDITIONS PRECEDENT TO CLOSING. Unless this Agreement shall be earlier terminated in accordance with the terms hereof, the closing of the Stock Exchange and the release of shares from escrow shall take place within 10 days following the date (the "Final Closing Date") on which all of the following have been satisfied:

     1. The parties shall have entered into a mutually satisfactory escrow agreement, in accordance with the terms of this Agreement with an escrow agent selected by MILCAP.

     2. PRVT shall have issued and delivered the PRVT Securities to the escrow agent by January 30, 1998.

     3. Shareholders of MILCAP owning at least 80% of the issued and outstanding shares of MILCAP shall have delivered such shares of the escrow agent by January 30, 1998.

     4. That each certificate of PRVT be issued pursuant to Section 4(2) of the Securities Act and shall contain the restrictive legend as indicated in
        Article VI herein, until such time as they are registered under the Securities Act.

     5. Each shareholder of MILCAP that has delivered shares to the escrow agent agrees that their shares and the PRVT shares to be issued to them shall be held in escrow until such time as the right of termination contained in (b) and (d) below has passed.

     6. PRVT shall have filed a registration statement Form 10 to register as a public company under the Exchange Act and the Securities and Exchange Commission

        ("SEC") shall have completed its review of such registration statement on a satisfactory basis.

     7. PRVT shall have filed a registration statement with the SEC under the Securities Act for the sale by the shareholders of CINECRAFT of the 4,000,000 shares of Common Stock and such registration statement shall have been declared effective by the SEC.

     8. The shares of Common Stock of PRVT shall have been approved for listing on either the NASDAQ Small Cap or National Market Systems.

(b) RIGHT OF TERMINATION OF MILCAP. MILCAP shall have the unilateral right to terminate all transactions contemplated under this Agreement, for whatever reason it deems appropriate or for no reason, at any time prior to the effective date (the "Listing Date") of the NASDAQ listing, by giving written notice to PRVT. From and after the Listing Date, this right of termination shall expire and be of no further force or effect.

(c) PENALTY IN THE EVENT OF MILCAP TERMINATION. In the event hat MILCAP terminates the transactions contemplated by this Agreement pursuant to subparagraph (b) above, the only penalty suffered by MILCAP will be a requirement to reimburse PRVT for all reasonable direct costs, including legal and accounting, which PRVT has incurred in connection with the Exchange Act Registration, the Securities Act Registration and the NASDAQ Listing up to a maximum of $100,000; provided that CINECRAFT shall not be required to reimburse PRVT for any such expenses if PRVT shall have breached any of its representations, warranties and covenant contained herein.

(d) RIGHT OF TERMINATION OF PRVT. For so long as MILCAP is proceeding in good faith pursuant to Article VIII hereof to effect the Exchange Act Registration , the Securities Act Registration and the NASDAQ Listing, PRVT shall not have the right to terminate this Agreement unless such registrations and listing shall not have been completed by June 30, 1998. Thereafter, PRVT shall have the unilateral right to terminate all transactions contemplated under this Agreement, for whatever reason it deems appropriate at any time prior to the Listing Date, by giving written notice to MILCAP. From and after the Listing Date, this right of termination shall expire and be of no further force or effect.

(e) PENALTY IN THE EVENT OF PRVT TERMINATION. In the event that PRVT terminates the transactions contemplated by this Agreement pursuant to subparagraph
     (d) above, the only penalty suffered by PRVT will be its responsibility for all reasonable direct costs, including legal and accounting, which MILCAP has incurred in connection with the Exchange Act Registration, the Securities Act Registration and the NASDAQ Listing up to a maximum of $100,000; provided that PRVT shall not be required to reimburse MILCAP for any such expense if MILCAP shall have breached any of its representations, warranties and covenants contained herein.

(f) NO OTHER PENALTIES. In the event of a termination by either party under the terms of this section, the only penalties, rights to reimbursement, damages, or claims that either party may have against the other shall be limited to the penalties contained in this section.

(g) Each of the parties hereto will provide the other party with monthly written expense reports, which set forth any expenses for which such party intends to seek reimbursement under this Article IX.

(h) Upon the termination of this Agreement, the escrow shall return the deposited securities to the party depositing the same.


ARTICLE X. BOARD OF DIRECTORS OF PRVT

(a) APPOINTMENT. On or any time after the Closing Date, MILCAP is entitled to appoint one of the Directors to the Board of Directors of PRVT.

(b) RESIGNATION. In the event that MILCAP or PRVT terminates the transactions contemplated by this Agreement, the Director appointed pursuant to subparagraph (a) above, will automatically resign from his position.


ARTICLE XI. EFFECTIVENESS, CLOSING, ESCROW AGENT

(a) BINDING EFFECT. This Agreement shall be binding and effective as to all parties hereto upon the signing of this Agreement by PRVT and MILCAP.

(b) CLOSING DATES. For the purpose of this Agreement, the Interim Closing Date shall be that date upon which the escrow agent has in it possession the shares and other consideration contained in Article I, paragraphs (a) and
     (b) herein. The "Final Closing Date" shall be the date on which all of the conditions set forth in Article IX (a) have been satisfied.

(c) ESCROW AGENT. The parties agree that they shall enter into an escrow agreement before January 30, 1998 to hold the PRVT and MILCAP preferred shares and warrants subject to the terms of this Agreement. Any and all escrow expenses shall be shared equally between the parties.

(d) FORM OF ACQUISITION. Because of the complexity of this acquisition, the parties acknowledge that the exact form and structure of the final acquisition will be based upon numerous legal and taxation questions which have not been determined at this time. Therefore, the parties agree that the final form and organization of this acquisition will be determined based upon the advice of legal and accounting professionals so as to maximize the benefit to all of the parties.

ARTICLE XII. GENERAL

(a) ADDITIONAL INSTRUMENTS. The parties hereto shall deliver or cause to be delivered on the Final Closing Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as any party may reasonably request for the purpose of carrying out this Agreement. PRVT and MILCAP will cooperate and use their reasonable best efforts to have the present Officers, Directors and employees of PRVT and MILCAP cooperate on and after the Final Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Final Closing Date.

(b) ASSIGNMENT. This Agreement and the rights of PRVT and MILCAP hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of and the heirs and legal representatives of the parties hereto.

(c) ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

(d) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which
     together shall constitute but one and the same instrument.   It shall not
     be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

(e) SURVIVORSHIP. All warranties, covenants, representations and guarantees shall survive the closing and execution of the documents contemplated by this Agreement. The parties hereto in executing, and in carrying out the provisions of this Agreement are relying solely on the representation, warranties and agreements contained in this Agreement or in any writing delivered pursuant to provisions of this Agreement or at the closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

(f) FEES. Each party agrees to pay their own fees, expenses and disbursements to their agents, representatives, accountants and counseling incurred in connection with the subject matter of this Agreement and any amendments thereto subject only to any other provisions of this Agreement.

(g) REQUIREMENTS OF NOTICE. All requirements for notice contained herein shall be deemed effective upon delivery to the addresses of the respective parties contained herein by certified mail, courier, facsimile, or personal delivery.

(h) LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to any choice of conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties expressly consent to the personal and subject matter jurisdiction of the courts (federal and state) in New York in connection with any disputes arising out of or based upon this Agreement of the transactions contemplated hereby.

(i) CINECRAFT AGREEMENT. Notwithstanding anything to the contrary contained herein, the Final Closing Date and the Stock Exchange shall not occur unless there is a simultaneous closing pursuant to that certain agreement dated the date hereof between PRVT and CINECRAFT.

(j) CORPORATE NAME. Within 5 days following the termination of this Agreement, PRVT shall change its corporate name to a name other than "Private Media Group, Inc." or any other variation thereof. Thereafter, PRVT shall not use the name "Private Media Group" or any variation thereof for any corporate or trade name purposes.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                           Private Media Group, Inc.


                           By
                             -----------------------------------------
                             Alfredo M. Villa, President and Secretary

ON BEHALF OF THE SHAREHOLDERS OF MILCAP.

                             Milcap Media Limited


                           By
                             --------------------------------------
                             Niamh Whelan, Director